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                                                                 Exhibit 10.11.2

                                  CONFIDENTIAL
                    SEPARATION AGREEMENT AND GENERAL RELEASE

                           This is a Confidential Separation Agreement and
General Release (the "Agreement") between Hanover Capital Mortgage Holdings, Inc. (the "Company") and George J. Ostendorf (the "Employee" and together with the Company, the "Parties", each a "Party") that nullifies and supersedes that certain Amended and Restated Employment Agreement dated July 1, 2002, as same has been amended from time to time, together with all agreements referenced and/or incorporated therein (the "Employment Agreement"), including, but not limited to, those related to the Employee's employment, compensation, benefits and directorship. EMPLOYEE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. In consideration of the mutual promises and commitments made in this Agreement, and intending to be legally bound, the Company on the one hand, and Employee on the other hand, agree to the terms set forth in this Agreement.

                  1.       SEPARATION

                           Employee's employment with the Company was separated
by mutual agreement effective December 29, 2006 (the "Separation Date"). Employee agrees and acknowledges that Employee's employment relationship with the Company and any of its Related Organizations (i.e., the Company's parent, subsidiary and related corporations, and their predecessors and successors) has ended, and that neither the Company nor any of its Related Organizations has any obligation to hire, rehire or employ Employee. Furthermore, Employee represents and acknowledges that Employee voluntarily and willfully resigned as a member of the Company's Board of Directors and as a member of the Board of Directors of any Related Organizations as of the Separation Date.

                  2.       CONSIDERATION

                           (a)      In exchange for Employee's execution of this
Agreement, and the relinquishment and nullification of the Employment Agreement, and Employee's resignation from the Company's Board of Directors and as a member of the Board of Directors of any Related Organizations and provided that Employee does not revoke this Agreement within the seven day revocation period described in Paragraph 14 hereof, the Company will pay Employee the equivalent of one year's separation pay, based on Employee's base salary rate in effect on the Separation Date (the "Severance Payment") by check payable to Employee's order in the gross amount of $281,175.60. From the gross amount of the Severance Payment, the Company will determine and withhold payroll deductions for taxes (federal, FICA, Medicare, state, local and unemployment compensation).

                           (b)      The obligation of the Company to make the
Severance Payment shall be fulfilled by the mailing of such check by Federal Express, next-day-air, to Employee at Employee's home address listed as: 506 East Marshall Street, Arlington Heights, IL 60004 not less than eight days and not more than thirty days after Employee executes this Agreement and the seven day revocation period described in Paragraph 14 hereof has expired without the Employee having revoked this Agreement.

                           (c)      If Employee is a participant in the
Company's group health care plans (medical, dental and vision), Employee's eligibility for benefits under those plans will terminate as of December 31, 2006, unless Employee elects to continue coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). In order to elect such coverage, Employee must complete all necessary forms in a timely manner.

                           (d)      If Employee elects COBRA continuation
coverage, the Company will waive payment of the COBRA premiums for the first twelve (12) complete calendar months following the month in which employment terminated. If Employee is eligible for, and elects to, continue such benefit coverage beyond the waiver period provided in the preceding sentence, during the time period that the Company is required to provide such coverage under COBRA, Employee will be required to pay the COBRA premiums for such coverage. The Company has no obligation under this Agreement with regard to any group health care plan benefit coverage beyond the waiver of premiums for the period set forth in this subparagraph. Moreover, the Company's obligation under this subparagraph to waive the premiums for such coverage will cease immediately if Employee ceases to be eligible for COBRA coverage or obtains comparable benefit coverage from any future employer.

                           (e)      The Company confirms that it has paid the
premium for Employee's supplemental life insurance policy, administered by ReliaStar Life Insurance Company (Policy #SC2515046D) ("the Policy"), through August 6,


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2007. The Company shall, thereafter, transfer any ownership interest that it has in the Policy and all payment obligations thereunder to Employee.

                           (f)      The Company agrees to pay the rent for the
premises at: 208 South LaSalle Street, Suite 1331, Chicago, IL (the "Chicago Office") for the lesser of six (6) months through June 30, 2007 or the date Employee vacates the Chicago Office and to permit Employee to utilize the Chicago Office and all furniture and equipment located therein through that date. Employee agrees not to abuse or remove the furniture in the Chicago Office, and to vacate those premises no later than June 30, 2007, leaving all furniture and equipment presently located therein. Employee represents that, with the exception of the furniture and equipment located in the Chicago Office, Employee returned to the Company all Company records and Company property, on or before the Separation Date and before executing this Agreement. The Company has no obligation under this Agreement with regard to the Chicago Office beyond paying the rent therefore and permitting Employee to use the furniture and equipment located therein.

                           (g)      The Company shall reimburse Employee for
reasonable attorneys' fees, up to a maximum of $2,500, incurred by Employee in the negotiation of the non-competition agreement Employee is being asked to sign with Terwin Acquisition I, LLC in connection with the Asset Purchase Agreement by and among Company, Hanover Capital Partners 2 Ltd. ("HCP") and Terwin Acquisition I, LLC ("Terwin") (the "Asset Purchase Agreement").

                           (h)      The Parties will use reasonable best efforts
to agree upon the language for any public communication related to Employee's separation from employment.

                           (i)      Employee acknowledges and agrees that the
Company's obligations under subparagraphs 2(a), 2(d), 2(e), 2(f), 2(g) and 2(h) arise under this Agreement, are in consideration for Employee's signing this Agreement, and constitute consideration to which Employee is not otherwise entitled. Employee also acknowledges and agrees that the Company shall be entitled to discontinue providing payments and benefits under this Agreement if Employee breaches any of Employee's obligations hereunder including, without limitation, Employee's obligations under paragraph 4 of this Agreement, and that such discontinuance will not relieve Employee of his obligations hereunder, nor shall it affect the validity of the release of claims provided in Paragraph 3 of this Agreement.

                   3.      GENERAL RELEASE OF CLAIMS

                           It is understood and agreed by and between the
Parties to this Agreement that in return for the consideration set forth in Paragraph 2 and the other promises contained herein, Employee does, knowingly and voluntarily, completely and forever release and discharge the Company, including all present and former parent corporations, affiliates, subsidiaries, predecessors, successors, agents, assigns, insurers, and all of their present and former employees, officers, directors, and representatives (collectively the "Released Parties"), from any and all causes of action, claims, judgments, obligations, damages of any kind (e.g., compensatory and punitive), claims for attorneys' fees, and rights to pre- or post-judgment interest or liabilities of whatever kind and character, that Employee (on behalf of either Employee or any other person or entity) ever had, now has, or may have against, or pertaining to, any or all of the Released Parties, based on, relating to, involving, or arising from any cause, decision, event, matter, omission, statement or any other thing, existing or occurring at any time up to and including the time when Employee signs this Agreement. This release includes any claims that Employee or anyone on Employee's behalf may have arising under the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq., the New Jersey Law Against Discrimination ("NJLAD"), N.J.S.A. 10:5-1 et seq., New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq., the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991 as amended, the Americans with Disabilities Act ("ADA"), 42 U.S.C. Section 12101 et seq., the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. Section 1001 et seq., the Consolidated Omnibus Budget Reconciliation Act "COBRA"), the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq., 42 U.S.C. Sections 1981-1988, the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq., or any other federal, state or local human rights, civil rights, wage and hour, notice, pension, employment or labor law, rule and/or regulation, public policy, contract or tort law, any claim of retaliation under such laws, any claim arising under the common law, including but not limited to causes of action for wrongful discharge, breach of contract, fraud, defamation, interference with contract or prospective economic advantage, violation of public policy, infliction of emotional distress, violation of any other national, state or local statute, law or ordinance, claims for loss of income, compensatory damages, emotional distress, liquidated damages, punitive damages, attorneys' fees and costs, and any other action whether cognizable in law or in equity based on any conduct up to and including the date on which Employee executes this Agreement. The release of claims in this Agreement shall extend to claims of any nature whatsoever including claims that are known or unknown. Employee further represents that, before executing this Agreement, Employee has not asserted a claim against or involving the Company before any court, agency or tribunal.


                                   Page 2 of 6
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                  4.       NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE

                           (a)      Non-Compete.  For a period of six (6) months
following the Separation Date, Employee shall not, within or with respect to the geographical area of the United States and Canada, directly or indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that distributes any product or provides any service that is distributed or provided by, or otherwise competes with any product or service of, the business carried out with respect to the Assets (as defined the Asset Purchase Agreement) (i.e., the business of providing due diligence services to mortgage bankers, banks, thrifts, pension funds and government agencies, such due diligence line of business being referred to as the "Business" in the Asset Purchase Agreement ; provided, however, that nothing in this subparagraph 4(a) shall prohibit Employee from (x) engaging in the business consistent with that currently conducted by Company unrelated to the Assets or to the Business, or (y) being a passive owner of not more than 2% of the outstanding stock of any other corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

                            (b)     Non-Solicitation.  For a period of six (6)
months following the Separation Date (the "Non-Solicit Period"), Employee shall not directly or indirectly (i) induce or attempt to induce any employee, consultant or contractor of the Company or any of its affiliates (i.e., collectively the "Company Group") to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the employee, consultant or contractor and the Company or such affiliate, including inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company or any such affiliate, (ii) hire any person who was an employee, consultant or contractor of the Company or any such affiliate at any time during the Non-Solicit Period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company or any such affiliate not to do, or to cease doing, business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company or such affiliate.

                            (c)     Non-Disclosure.  Employee covenants and
agrees that Employee will keep confidential and will not at any time disclose, directly or indirectly, or make available to any person or entity, or in any manner use for Employee's own benefit, any information concerning the Business, the Assets or the Assumed Liabilities (each as defined in the Asset Purchase Agreement) which is of a type that in accordance with Company's and HCP's past practices has been treated as confidential or proprietary, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of [and any other information concerning] possible acquisition candidates), pro forma financial information, market analysis, acquisition terms and conditions, personnel information, product information (whether existing, former, or proposed), trade secrets, sources of leads and methods of obtaining new business, know-how, customer lists and relationships, supplier lists and relationships, or other non-public confidential and proprietary information relating to the Company Group, except to the extent that such information (i) is obtained from a third party whom Employee has no reason to believe is bound by a duty of confidentiality, (ii) relates to information that is or becomes generally known to the public other than as a result of a breach of this Agreement, or (iii) is required to be disclosed by law or judicial administrative process (in which case prior to such disclosure Employee shall promptly provide prior written notice of such required disclosure to the Company in order to afford the Company the opportunity to seek an appropriate protective order preventing such disclosure).

                  5.       NON-DISPARAGEMENT

                           Nothing in this Agreement shall restrict Employee's
ability to provide truthful testimony in response to any lawful subpoena or compulsory process or restrict Employee's ability to file an administrative charge, testify, assist or otherwise participate in any manner in any investigation, proceeding or hearing before any federal, state or local governmental agency. Except as provided in the foregoing sentence, Employee covenants and agrees that Employee will not make any statement, written or oral, in disparagement of the Company or any of its officers, shareholders, directors, employees, agents, or associates (including, but not limited to, negative references to each or any of the Company's products, services, or corporate policies) to the general public and/or the Company's employees, potential employees, customers, potential customers, suppliers, potential suppliers, business partners, and/or potential business partners.

                  6.       COOPERATION

                           Employee agrees reasonably to cooperate with the
Company in connection with any dispute, claim, litigation or investigation by any person or entity against or involving the Company or any of its officers, employees, agents or representatives. As part of this agreement reasonably to cooperate, Employee agrees to speak and/or meet with the Company and/or its representatives or counsel at and for reasonable times upon reasonable notice, without the need for any legal proceeding or compulsory process. Employee also agrees to make Employee available at and for reasonable times upon reasonable notice for


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such things as interviews, depositions and trials. The Company agrees to reimburse Employee for reasonable expenses incurred with respect to such cooperation.

                  7.       UNDISPUTED AMOUNTS

                           (a)      Employee acknowledges and agrees that,
except as set forth in Paragraphs 2 and 7(b) of this Agreement, Employee has received all compensation and other payments to which Employee is or may be entitled by reason of Employee's employment or termination of employment with the Company.

                           (b)      Notwithstanding anything in this Agreement
to the contrary, the Parties are not waiving or changing any rights, claims, conditions, requirements, or defenses in connection with the following matters:
(1) Employee's 401(k) account and the related matching contribution made by the Company for the calendar year 2006, if any, and: (2) the reimbursement to Employee of reasonable and necessary business expenses incurred by Employee on or before December 29, 2006 on behalf of the Company, and reported and properly documented on expense reports, in accordance with and subject to the requirements of the Company's expense reimbursement practices.

                  8.       DENIAL OF LIABILITY

                           Employee acknowledges and agrees that neither the
offer of this Agreement, nor the acceptance of this Agreement, nor the Agreement itself is an admission, or shall be construed to be an admission, of any wrongdoing or liability by the Company or any of the Released Parties; moreover, any such liability or wrongdoing is denied by the Company. Neither the offer of this Agreement, nor the Agreement, nor any of its terms, shall be admissible as evidence of any liability or wrongdoing by the Company or any of the Released Parties in any judicial, administrative or other proceeding now pending or hereafter instituted by any person or entity.

                  9.       ARBITRATION

                           (a)      Should either party to this Agreement have
any dispute as to any aspect of this Agreement, or arising out of, or related to or connected with Employee's employment, compensation or benefits, or the termination thereof, the parties will submit any such dispute to final and binding arbitration pursuant to the Employment Arbitration Rules of the American Arbitration Association before a neutral arbitrator selected from the list of Arbitrators. Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the date on which the Party making such referral became aware, or with reasonable diligence should have become aware, of the incident or complaint giving rise to the dispute. Disputes not timely referred to arbitration shall be deemed waived, and the arbitrator shall deny any untimely claims. THE PARTIES EXPRESSLY AGREE THAT SUCH ARBITRATION SHALL BE THE EXCLUSIVE REMEDY FOR ANY DISPUTE INVOLVING THIS AGREEMENT, THE EMPLOYEE'S EMPLOYMENT, TERMINATION, COMPENSATION, BENEFITS OR THE VIOLATION OF EMPLOYEE'S CIVIL RIGHTS, AND HEREBY EXPRESSLY WAIVE ANY RIGHT THEY HAVE, OR MAY HAVE, TO A COURT TRIAL OR A JURY TRIAL OF ANY SUCH DISPUTE. In making an award, the arbitrator shall have no power to add to, delete from or modify this Agreement, or to enforce purported unwritten or prior agreements, or to construe implied terms or covenants into the Agreement. In reaching a decision, the arbitrator shall adhere to the relevant law and applicable precedent, and shall have no power to vary therefrom. In construing this Agreement, its language shall be given a fair and reasonable construction in accordance with the intention of the parties and without regard to which party drafted it. At the time of issuing a decision, the arbitrator shall (in the decision or separately) make specific findings of fact, and shall set forth such facts as support the decision, as well as conclusions of law, and the reasons and bases for the opinion. In the event the arbitrator exceeds the powers or jurisdiction here conferred, or fails to issue a decision in conformance herewith, it is specifically agreed that the aggrieved party may petition a court of competent jurisdiction to correct or vacate such award, and that the arbitrator's act of exceeding his or her powers shall be grounds for granting such relief. It is further agreed by the parties that venue for any arbitration or other legal proceedings shall be Edison, New Jersey. This arbitration clause is entered pursuant to, and shall be governed by, the Federal Arbitration Act, but in all other respects this Agreement shall be governed by the provisions of New Jersey law without application of its laws with respect to conflict of laws. If the Federal Arbitration Act is not applicable then the New Jersey General Arbitration Act shall govern (N.J.S.A. 2A:24-1 et. seq.). If any one or more provisions of this arbitration clause shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

                  10.      SEVERABILITY

                           All provisions and portions of this Agreement are
severable. If any provision or portion of this Agreement or the application of any provision or portion of this Agreement to any person, to any circumstance, or to any claims,


                                   Page 4 of 6

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shall be determined to be invalid, void, voidable or unenforceable to any extent for any reason, (1) the application of such provision or portion of this Agreement to any other person, to any other circumstance, or to any other claims shall be unaffected thereby, and the remaining provisions and portions of this Agreement also shall be unaffected thereby; (2) all other provisions and portions of this Agreement shall remain in full force and shall continue to be enforceable to the fullest and greatest extent permitted by law; and (3) any provision or part of the Agreement found by any Court with jurisdiction to be invalid, void, voidable or unenforceable, may be construed or changed by the Court to the extent reasonably necessary to make the provision or part (as construed or changed), valid, enforceable and binding.

                  11.      APPLICABLE LAW

                            This Agreement is made and entered into by the
Company in the State of New Jersey. The Agreement shall in all respects be governed by and interpreted under and in accordance with the laws of the State of New Jersey. The breach of any promise in this Agreement by any party shall not invalidate the Agreement or the release and shall not be a defense to the enforcement of the Agreement against any party.

                  12.      INTEGRATION

                           Employee warrants and agrees that no promise, other
than the promises in this Agreement, has been made to Employee. Employee warrants and agrees that in signing this Agreement Employee is not relying upon any statement or representation made by or on behalf of the Company concerning the merits or value of any Claims or concerning any other thing or matter. Employee warrants and agrees that Employee is relying solely upon Employee's own judgment and that before signing this Agreement Employee has read it.

                  13.      CONSTRUCTION

                           The Parties have had an ample opportunity to review
and have in fact reviewed this Agreement. Accordingly, the normal rule of construction, to the effect that any ambiguities be resolved against the drafting party, shall not be employed in the interpretation of this Agreement. The captions and headings at the beginning of each paragraph are for convenience and reference only and shall not limit, define, or affect the construction and interpretation of this Agreement.

                  14.      REVIEW AND REVOCATION

                           Employee acknowledges that Employee was given
twenty-one (21) days to review this Agreement from the time it was presented to Employee on December 22, 2006 and Employee has reviewed it with an attorney to the extent Employee chose to do so. If Employee does not return this Agreement executed by the end of the twenty-one (21) day review period, this Agreement shall be null and void for all purposes. Employee also acknowledges that Employee was advised that Employee has seven (7) days after signing and delivering this Agreement to the Company in which to revoke it by notifying Caryl O'Dowd, Vice President, Human Resources, in writing at Hanover Capital Mortgage Holdings, Inc., 200 Metroplex Drive -- Suite 100, Edison, New Jersey, 08817. This Agreement is not effective or enforceable until the seven (7) day revocation period has expired.

                  15.      MISCELLANEOUS

                           (a)      Employee acknowledges that Employee is
signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms.

                           (b)      All executed copies of this Agreement and
photocopies thereof shall have the same force and effect and shall be as legally binding and enforceable as the original.

                           (c)      This Agreement shall inure to the benefit of
the Company and its predecessors, successors and assigns, and to the benefit of Employee and Employee's heirs, administrators and executors.

                           (d)      This Agreement is being signed by Employee
and for the Company with the intent to be legally bound.


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BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES AS FOLLOWS:

-        EMPLOYEE HAS READ THIS AGREEMENT COMPLETELY.
-        EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSIDER THE TERMS OF THIS
         AGREEMENT.
- EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.
- EMPLOYEE UNDERSTANDS AND MEANS EVERYTHING THAT EMPLOYEE SAID IN THIS AGREEMENT AND EMPLOYEE AGREES TO ALL ITS TERMS.
- EMPLOYEE IS NOT RELYING ON THE COMPANY OR ANY REPRESENTATIVE OF THE COMPANY TO EXPLAIN THIS AGREEMENT TO EMPLOYEE.
- EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO EMPLOYEE BEFORE EMPLOYEE SIGNED IT, AND EMPLOYEE HAS DONE SO TO WHATEVER EXTENT EMPLOYEE DESIRED.

EMPLOYEE HAS SIGNED THIS AGREEMENT CONSISTING OF 6 PAGES VOLUNTARILY AND ENTIRELY OF EMPLOYEE'S OWN FREE WILL, WITHOUT ANY PRESSURE FROM THE COMPANY OR ANY REPRESENTATIVE OF THE COMPANY.



DATED: 12/27/06                          /s/ GEORGE OSTENDORF
                                         ---------------------------------------
                                             GEORGE J. OSTENDORF



DATED: 12/21/06                          HANOVER CAPITAL MORTGAGE HOLDINGS, INC.




                                         BY: /s/ JOHN A. BURCHETT
                                             -----------------------------------
                                             JOHN A. BURCHETT
                                             CHIEF EXECUTIVE OFFICER


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